Exhibit 99.1

The Hanover Estimates Second Quarter Catastrophe Losses and Preliminary Results

WORCESTER, Mass., July 20, 2023 – The Hanover Insurance Group, Inc. (NYSE: THG) today announced a preliminary estimate for second quarter catastrophe losses of approximately $262 million, before taxes, or 18.5 points of net earned premium. Second quarter catastrophe losses stemmed from 19 convective storms across multiple states, with hail damage representing the majority of reported losses and primarily impacting the company’s Personal Lines business.

“We experienced significant catastrophe losses in the second quarter, which according to industry estimates, is expected to be the worst second quarter for U.S. catastrophe losses since 2011, and potentially the industry’s costliest quarter for hail losses in history,” said John C. Roche, president and chief executive officer at The Hanover. “Our CAT losses reflect the impact of severe weather, notably the prevalence and severity of hailstorms in Michigan, where we have our largest Personal Lines presence. Excluding catastrophes, our second quarter results are in line with our expectations, due to solid net investment income and strong results in our Specialty and Core Commercial businesses, partially offset by the continuing impact of inflationary trends in Personal Lines.”

“Despite the recent and prevailing environmental challenges, we have every confidence in our ability to achieve our long-term strategic and financial goals, and deliver for all of our stakeholders,” Roche continued. “We are intently focused on the effective execution of our margin recapture plan and determined to continue adjusting our underwriting and risk management strategies to address increasingly severe weather trends and evolving risks. These measures include taking steps to further improve insurance-to-value ratios, building on risk mitigation and prevention initiatives, as well as implementing changes to product terms and conditions, in particular in homeowners, some of which we expect will come into effect as soon as the third quarter of 2023. The execution of our plan to date has resulted in property pricing outpacing our expectations in many lines, particularly in homeowners where we achieved renewal price increases of 22% on average in the second quarter. Additionally, the effectiveness of our planned Core Commercial property non-renewals executed last year is evidenced by lower-than-expected ex-CAT property losses in this business in the first half of 2023. We were also pleased that the progress we made through our margin recovery plan helped us achieve successful July 1 property reinsurance renewals, allowing us to secure per-risk and catastrophe occurrence treaty structures consistent with the expiring treaties, while at the same time increasing our catastrophe reinsurance limits at a reasonable price.”

Taking catastrophe loss estimates and other currently available information into account, The Hanover expects to report a second quarter combined ratio of 111.3%, and combined ratio, excluding catastrophes (1), of 92.8%. The Hanover also expects to report an after-tax net loss per basic share of $(1.94) and operating loss per basic share(2) of $(1.91) for the second quarter.

Three months ended
June 30, 2023*

Combined ratio (GAAP)	111.3%
Less: Catastrophe ratio	18.5%
Combined ratio, excluding catastrophes (non-GAAP)	92.8%

Three months ended
June 30, 2023*

Loss and LAE ratio (GAAP)	80.7%
Less: Catastrophe ratio	18.5%
Less: Prior-year development ratio	(0.1)%
Current accident year loss and LAE ratio, excluding catastrophes (non-GAAP)(3)	62.3%

*Results The Hanover expects to report for three months ended June 30, 2023, taking catastrophe loss estimates and other currently available information into account.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contacts:
Investors: Oksana Lukasheva (508) 525-6081 Email: olukasheva@hanover.com	Media: Emily P. Trevallion (508) 855-3263 Email: etrevallion@hanover.com

Forward-Looking Statements

The Hanover Insurance Group, Inc.’s (“the company”) estimate of catastrophe losses and preliminary second quarter 2023 results, including, but not limited to, combined ratio, combined ratio excluding catastrophes and/or prior-year reserve development, current accident year loss and LAE ratio, excluding catastrophes, catastrophe ratio, prior-year reserve development ratio, net income (loss) per diluted (basic) share, operating income (loss) per diluted (basic) share, renewal price change, as well as other items in the reconciliations from non-GAAP to GAAP measures, are based on estimates and projections that are subject to revision and uncertainty. Certain statements made in this document may be forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Such estimates and statements are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “believes,” “anticipates,” “expects,” “may,” “projects,” “projections,” “plan,” “likely,” “potential,” “targeted,” “forecasts,” “confident,” “should,” “could,” “continue,” “outlook,” “guidance,” “target profitability,” “modeling,” “moving forward,” “will,” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The company cautions investors that any such forward-looking statements are estimates, beliefs, expectations and/or projections that involve significant judgment, and that historical results, trends and forward-looking statements are not guarantees and are not necessarily indicative of future performance. Actual results could differ materially from those anticipated.

Investors should consider the risks and uncertainties in the company’s business that may affect such estimates, including (i) the inherent difficulties in arriving at such estimates; (ii) variation in the company’s current estimates that may change as the company finalizes its financial results; (iii) the lingering economic effects of the pandemic, as well as the significant inflationary environment, on the company’s financial and operating results; (iv) legislative and regulatory actions, as well as litigation and the possibility of adverse judicial decisions; and (v) other risks and uncertainties that are discussed in readily available documents, including the company’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed by the company with the Securities and Exchange Commission, which are also available on hanover.com under “Investors – Financials.” The difficulties at arriving at estimates with regard to catastrophes related to rain, wind, flooding, hail, tornados, winter storms, and other losses may be caused by several factors, including difficulties policyholders may experience when reporting claims, The Hanover's ability to adjust claims because of the devastation encountered or late discovery of damages; difficulties accessing loss locations; the challenge of making final estimates to repair or replace properties during the early stages of examining damaged properties; applicable cause of loss for certain policies; the effect of higher cost of repairs due to, among other things, “demand surge,” supply chain disruptions and economic inflation; potential latent damages, which are not discovered until later; potential business interruption claims, the extent of which cannot be known at the time, especially for customers who have not fully resumed their operations; the inherent uncertainty of estimating loss and loss adjustment reserves; uncertainties related to litigation and policy interpretation; and other factors.

Non-GAAP Financial Measures

As discussed on page 38 of the company’s Annual Report on Form 10-K for the year ended December 31, 2022, the company uses non-GAAP financial measures as important measures of its operating performance, including operating income (loss), operating income (loss) before interest expense and income taxes, operating income (loss) per share, and components of the combined ratio, both excluding and/or including, catastrophe losses, prior-year reserve development and the expense ratio. Management believes these non-GAAP financial measures are important indications of the company’s operating performance. The definition of other non-GAAP financial measures and terms can be found in the 2022 Annual Report on pages 63-66.

Operating income (loss) and operating income (loss) per diluted (basic) share are non-GAAP measures. They are defined as net income (loss) excluding the after-tax impact of net realized and unrealized investment gains (losses), gains and/or losses on the repayment of debt, other non-operating items, and results from discontinued operations. Net realized and unrealized investment gains (losses), which include changes in the fair value of equity securities still held, are excluded for purposes of presenting operating income, as they are, to a certain extent, determined by interest rates, financial markets and the timing of sales. Operating income also excludes net gains and losses from disposals of businesses, gains and losses related to the repayment of debt, costs to acquire businesses, restructuring costs, the cumulative effect of accounting changes, and certain other items. Operating income is the sum of the segment income from: Core Commercial, Specialty, Personal Lines, and Other, after interest expense and income taxes. In reference to one of the company’s four segments, “operating income (loss)” is the segment income (loss) before both interest expense and income taxes. The company also uses “operating income (loss) per share” (which is after both interest expense and income taxes). Operating income per share is calculated by dividing operating income by the weighted average number of diluted shares of common stock. Operating loss per share is calculated by dividing operating loss by the weighted average number of basic shares of common stock due to antidilution. The company believes that metrics of operating income (loss) and operating income (loss) in relation to its four segments provide investors with a valuable measure of the performance of the company’s continuing businesses because they highlight the portion of net income (loss) attributable to the core operations of the business. Income (loss) from continuing operations is the most directly comparable GAAP measure for operating income (loss) (and operating income before income taxes) and measures of operating income that exclude the effects of catastrophe losses and/or prior-year reserve development should not be misconstrued as substitutes for income (loss) from continuing operations or net income (loss) determined in accordance with GAAP. A reconciliation of operating income (loss) to income (loss) from continuing operations and net income (loss) for the relevant periods is included in the following pages of this news release.

The company may provide measures of operating income (loss) and combined ratios that exclude the impact of catastrophe losses (which in all respects include prior accident year catastrophe loss development). A catastrophe is a severe loss, resulting from natural or manmade events, including, but is not limited to, hurricanes, tornados, windstorms, earthquakes, hail, severe winter weather, freeze events, fire, explosions, civil unrest and terrorism. Due to the unique characteristics of each catastrophe loss, there is an inherent inability to reasonably estimate the timing or loss amount in advance. The company believes a separate discussion excluding the effects of catastrophe losses is meaningful to understand the underlying trends and variability of earnings, loss and combined ratio results, among others.

Prior accident year reserve development, which can either be favorable or unfavorable, represents changes in the company’s estimate of costs related to claims from prior years. Calendar year loss and loss adjustment expense (“LAE”) ratios determined in accordance with GAAP, excluding prior accident year reserve development, are sometimes referred to as “current accident year loss ratios.” The company believes a discussion of loss and combined ratios, excluding prior accident year reserve development, is helpful since it provides insight into both estimates of current accident year results and the accuracy of prior-year estimates.

The loss and combined ratios in accordance with GAAP are the most directly comparable GAAP measures for the loss and combined ratios calculated excluding the effects of catastrophe losses and/or prior-year reserve development. The presentation of loss and combined ratios calculated excluding the effects of catastrophe losses and/or prior-year reserve development should not be misconstrued as substitutes for the loss and/or combined ratios determined in accordance with GAAP.

Endnotes

(1)
Combined ratio, excluding catastrophes, and current accident year combined ratio, excluding catastrophes, are non-GAAP measures. The combined ratio (which includes catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP combined ratio to the combined ratio, excluding catastrophes, is shown on the preceding pages of this news release.

(2)
Operating income (loss) and operating income (loss) per diluted (basic) share are non-GAAP measures. The following table provides the reconciliation of operating income (loss) and operating income (loss) per diluted (basic) share to the most directly comparable GAAP measures, income (loss) from continuing operations and income (loss) from continuing operations per diluted (basic) share, respectively.

The Hanover Insurance Group, Inc.

	Three months ended
	June 30, 2023
($ in millions except per share data)	$ Amount	Per Basic Share*

Net loss	$(69.2)	$(1.94)
Less: Income from discontinued Chaucer business	0.8	0.02
Loss from continuing operations, net of taxes	(70.0)	(1.96)
Less: Non-operating items
Net realized gains from sales and other	0.1	-
Net change in fair value of equity securities	(1.1)	(0.03)
Credit-related impairments	(1.7)	(0.05)
Income tax benefit on non-operating items	1.0	0.03
Operating loss after income taxes	$(68.3)	$(1.91)
Basic weighted average shares outstanding		35.7

*Per share data is calculated using basic shares outstanding due to antidilution

(3)
Current accident year loss and LAE ratio, excluding catastrophes, is a non-GAAP measure, which is equal to the loss and LAE ratio ("loss ratio"), excluding prior-year reserve development and catastrophe losses. The loss ratio (which includes losses, LAE, catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP loss ratio to the current accident year loss ratio, excluding catastrophes, is shown on the preceding pages of this news release.